[GREENBERG TRAURIG, LLP LETTERHEAD]

                                                               March 31, 2000


Commodore Applied Technologies, Inc.
150 East 58th Street, Suite 3400
New York, New York 10155

                     Re: Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 13,863,475 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Shares consist of: (i) an aggregate of 11,000,000 shares (the "Conversion Shares") of Common Stock that may be issuable (x) upon conversion of the Company's Series E convertible preferred stock, par value $0.001 per share (the "Series E Preferred Stock"), issued to the Shaar Fund Ltd. (the "Shaar Fund")
(y) upon conversion of the Company's Series F convertible preferred stock, par value $0.001 per share (the "Series F Preferred Stock"), issued to the Shaar Fund, and (z) upon exercise of the warrants (the "Warrants") issued by the Company to the Shaar Fund to purchase up to an aggregate of 562,500 shares (subject to adjustment) of the Company's Common Stock; (ii) 2,500,000 shares (the "Environmental Shares") of Common Stock owned by Commodore Environmental Services, Inc., an affiliate of the Company; and (iii) 363,475 shares (the "Avalon Shares") of Common Stock which may be issued to Avalon Research Group Inc. upon exercise of warrants (the "Avalon Warrants") to purchase up to an aggregate of 363,475 shares of Common Stock.

      In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, By-laws and minutes, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

      With respect to the issuance of the Conversion Shares and the Avalon Shares by the Company, we have assumed that the Conversion Shares and the Avalon Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the respective terms of the Series E Preferred Stock, the Series F Preferred Stock, the Warrants or the Avalon Warrants, as the case may be, and against receipt of the consideration stipulated therefor, which will not be less than the par value of the Conversion Shares or the Avalon Shares, as the case may be.

      With respect to the Environmental Shares, we have assumed that such shares have been issued and the certificate evidencing the same have been duly delivered, against receipt of the consideration stipulated therefor, which was not less than the par value of the Environmental Shares.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the foregoing assumptions, have been and will be validly issued, fully paid and non-assessable.

      The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ Greenberg Traurig, LLP
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                                        Greenberg Traurig, LLP